UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 15, 2010

_____________________________________________________________________

KNIGHT TRANSPORTATION, INC.
(Exact name of registrant as specified in its charter)

Arizona	000-24946	86-0649974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5601 W. Buckeye Road, Phoenix, AZ	85043
(Address of principal executive offices)	(Zip Code)

(602) 269-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective March 15, 2010, the Board of Directors (the "Board") of Knight Transportation, Inc., an Arizona corporation (the "Company"), approved the amendment and restatement of Section 3.3 of the Amended and Restated Bylaws of the Company (the "Amendment").  Specifically, the Amendment establishes a director resignation policy that would require any director nominee who receives in an uncontested election a greater number of votes cast "withheld" for his or her election than "for" his or her election to tender his or her resignation to the Company's Nominating and Corporate Governance Committee for consideration.  The Board also approved the amendment and restatement of the Bylaws of the Company, which shall be designated as the "2010 Amended and Restated Bylaws," so as to include the Amendment and make other conforming changes therein.

The description of the Amendment contained herein is qualified in its entirety by the complete text of the 2010 Amended and Restated Bylaws of Knight Transportation, Inc. attached to this Form 8-K as Exhibit 3 and incorporated by reference into this Item 5.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT
	NUMBER	EXHIBIT DESCRIPTION

	3	2010 Amended and Restated Bylaws of Knight Transportation, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KNIGHT TRANSPORTATION, INC.

Date: March 17, 2010	By:	/s/ David A. Jackson
David A. Jackson
Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

3	2010 Amended and Restated Bylaws of Knight Transportation, Inc.